Exhibit 99.1

Plumas Bank Agrees to Purchase

Carson City, Nevada Branch from Mutual of Omaha Bank

Quincy, California, May 22, 2018 – Plumas Bank, the wholly owned subsidiary of Plumas Bancorp (NASDAQ: PLBC), today announced that it has signed a purchase and assumption agreement to acquire the Carson City, Nevada branch of Mutual of Omaha Bank.

The transaction, which is expected to close later this year pending regulatory approval, will result in the acquisition of approximately $50 million in deposits and less than $1 million in loans.

Plumas Bank Director, President and Chief Executive Officer, Andrew J. Ryback, stated, “Plumas Bank is thrilled to have the opportunity to serve new clients in Carson City and the entire Sierra Region. We are already working hard to lay the groundwork to ensure that all of our new clients experience a smooth transition."

Ryback continued, “We’ve been looking for effective ways to expand in northern Nevada and this acquisition is a perfect fit for our culture and our future business plans in this region. This transaction will almost triple our Nevada deposit base and will complement our current branch network nicely. Plumas Bank has had significant success serving the financial needs of small businesses in the Reno area and we anticipate that the addition of a Carson City location will allow us to attract new clients and grow our market share. We look forward to continuing to develop our presence throughout the northern Nevada region in the years ahead.”

About Plumas Bancorp and Plumas Bank

Founded in 1980, Plumas Bank, with assets over $735 million, is a locally owned and managed full-service community bank headquartered in Northeastern California. The Bank operates twelve branches: eleven located in the California counties of Plumas, Lassen, Placer, Nevada, Modoc and Shasta and one branch in the Nevada County of Washoe. The Bank also operates three loan production offices: two located in the California Counties of Placer and Butte, and one located in the Oregon County of Klamath. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the United States Small Business Administration. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

About Mutual of Omaha Bank

Mutual of Omaha Bank is a full-service bank providing financial solutions to individuals and businesses across the United States. With more than $8 billion in assets, Mutual of Omaha Bank is a subsidiary of Mutual of Omaha, a Fortune 500 insurance and financial services company founded in 1909. For more information about Mutual of Omaha Bank, visit www.mutualofomahabank.com.

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company's publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact:

Elizabeth Kuipers

Vice President, Marketing Manager &

Investor Relations Officer, Plumas Bank

35 S. Lindan Ave.

Quincy, CA 95971

Ph: 530.283.7305 x8912

Fx: 530.283.9665

elizabeth.kuipers@plumasbank.com